EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

                         SUBSIDIARIES OF THE REGISTRANT


                                                                           Percentage           State of
                                                                               of           Incorporation or
                Parent                     Subsidiary                      Ownership          Organization
-------------------------------------------------------------------------------------------------------------
LSB Financial Corp.             Lafayette Savings Bank, FSB                   100%              Federal

Lafayette Savings Bank, FSB     L.S.B. Service Corporation                    100%              Indiana

Lafayette Savings Bank, FSB     Lafayette Insurance and                       100%              Indiana
                                Investments, Inc.


     The financial statements of LSB Financial Corp. are consolidated with those of its subsidiaries.